DEED NUMBER SIXTEEN (16)

DEED OF TRUST

---In the City of San Juan, Puerto Rico, on this eleventh (11th) day December, nineteen hundred ninety eight (1998).

BEFORE ME

CÉSAR RICARDO ROSARIO VEGA

---Attorney-at-law and Notary Public in and for the Commonwealth of Puerto Rico, with offices located on the fourteenth (14th) Floor, Hato Rey Tower, two hundred sixty eight (268) Muñoz Rivera Avenue, Hato Rey, Puerto Rico. ---

APPEAR

---AS PARTIES OF THE FIRST PART: **PAINEWEBBER INCORPORATED OF PUERTO RICO**, Employer Identification Number 13-2638166, a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, with principal offices in San Juan, Puerto Rico (hereinafter sometimes referred to as "PWPR"), represented herein by its Chief Operating Officer, Carlos V. Ubiñas Taylor, also known as Carlos V. Ubiñas, of legal age, married, executive, and resident of San Juan, Puerto Rico, and **POPULAR SECURITIES, INC.**, Employer Identification Number 66-0374802, a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, with principal offices in San Juan, Puerto Rico (hereinafter sometimes referred to as "PSI"), represented herein by its President, Kenneth W. McGrath, of legal age, executive, married, and resident of Guaynabo, Puerto Rico, both of whom assure me that they are authorized to appear in this deed on behalf of PWPR and PSI, respectively, and agree to produce evidence of such authority whenever necessary. ---

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---AS PARTIES OF THE SECOND PART: **PAINEWEBBER TRUST COMPANY OF PUERTO RICO**, Employer Identification Number 66-0532499., a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, with principal offices in San Juan, Puerto Rico

(hereinafter sometimes referred to as "PWTC"), represented herein by its Executive Vice-President, Carlos Juan Nieves Marrero, also known as Carlos J. Nieves, of legal age, married, executive, and resident of San Juan, Puerto Rico, and **BANCO POPULAR DE PUERTO RICO**, Employer Identification Number 66-0175278, a commercial banking institution organized and licensed under the laws of the Commonwealth of Puerto Rico, with principal offices in San Juan, Puerto Rico (hereinafter sometimes referred to as "BPPR"), represented herein by its Senior Vice-President and Trust Officer, Luis Roberto Cintrón Berrios, also known as Luis R. Cintrón, of legal age, executive, married, and resident of Guaynabo, Puerto Rico, both of whom assure me that they are authorized to appear in this deed on behalf of PWTC and BPPR, respectively, and agree to produce evidence of such authority whenever necessary. ——————————

—I, the Notary, do hereby certify that I personally know the representatives of the appearing parties herein and I also attest as to their personal circumstances and residences in accordance with their statements. They assure me that they have and in my judgment they do have, the necessary legal capacity to execute this deed and therefore voluntarily ——————————

—————————— DECLARE ——————————

—WHEREAS, in order to establish an investment trust pursuant to the laws of the Commonwealth that will qualify as a registered investment company under the Act and will issue Units representing fractional undivided interests in the Assets of certain Portfolios, the appearing parties execute the Deed of Trust.——

—WHEREAS, the Trustees are willing to act as trustees of such trust in accordance with the terms and conditions of the Deed of Trust. ——————

—NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Settlors and the Trustees agree as follows:

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ARTICLE I

ESTABLISHMENT OF THE TRUST

—Section 101. Establishment of the Trust. A trust is hereby created pursuant to the laws of the Commonwealth. The nature of such trust's business and its object and purpose are to act as an investment company under the Act. —

ARTICLE II

TRUST TITLE

—Section 201. Trust Title. The trust established herein will be known as the PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND (hereinafter referred to as the "Trust" or "Fund"). —

—Section 202. Terms and Conditions of the Trust. The terms and conditions of the Trust are effective as of the date hereof and shall be applicable to all Portfolios of the Trust established hereunder on or subsequent to the date hereof to which their applicability and their incorporation by reference will be specified in any applicable Supplemental Trust Indenture relating to any such Portfolio of the Trust. —

ARTICLE III

DEFINITIONS

—Section 301. Definitions. All capitalized terms not otherwise defined herein, unless the context requires otherwise, shall have the following meaning: —

—(a) "Act" means the Puerto Rico Investment Companies Act, as amended from time to time. —

—(b) "Assets" means any asset, including debt and equity securities, held in the Trust and/or its Portfolios. —

—(c) "Board of Directors" or "Board" means the board of directors established by the Settlors and the Trustees as provided herein. —

—(d) "Business Day" means any day in which commercial banks are open for business in the Commonwealth. —

—(e) "By-Laws for the Procedures and Operation of the Board of

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Directors" means the by-laws for the procedures and operation of the Board of Directors which are promulgated from time to time by such Board. ----------

—(f) **"Certificate"** means a certificate issued by the Trust, evidencing ownership of a Unit or Units. ——————————

—(g) **"Certificateholder"** means the registered holder of any Certificate as recorded on the books of the Trust or any transfer agent thereof. ————

—(h) **"Commonwealth"** means the Commonwealth of Puerto Rico. ——

—(i) **"Deed of Trust"** means this deed of trust, as may be amended or supplemented from time to time. ——————————

—(j) **"IRA"** means an individual retirement account as defined in Section 1169 of the PR-IRC, or any successor provision. ——————

—(k) **"Net Asset Value"** means the net asset value of the Assets of the Trust or a Portfolio thereof, as calculated by the Trustees or any third party designee thereof. ——————————

----(l) **"Portfolio"** means a portfolio of Assets of the Trust, as described in a Supplemental Trust Indenture. ——————————

---(m) **"PR-IRC"** means the Puerto Rico Internal Revenue Code of 1994, as may be amended from time to time. ——————————

----(n) **"Redemption"** means the redemption and cancellation by the Trust of any of its Units. ——————————

----(o) **"Redemption Date"** means a day established from time to time to redeem any Units. ——————————

---(p) **"Redemption Price"** means the Unit Price, as calculated by the Trustees or any third party designee thereof from time to time. ————

----(q) **"Resolution"** means a resolution of the Settlors, Trustees, and/or the Board of Directors, for the establishment of a Portfolio or for any other valid purpose in connection with the operation, regulation, and administration of the Trust. ——————————

----(r) **"Settlors"** means PWPR and PSI, or any of their respective successors

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or assigns. ---

—(s) **"Supplemental Trust Indenture"** means a public deed executed by the Settlors and the Trustees in connection with a Resolution. ---

—(t) **"Trustees"** means PWTC and BPPR, or any of their respective successors or assigns. ---

—(u) **"Unit"** means each unit representing a fractional undivided interest and ownership in a Portfolio of the Trust. ---

—(v) **"Unit Price"** means (i) in the case of a closed-end Portfolio, the market value of a respective Unit at any given time, and (ii) in case of an open-end Portfolio, the Net Asset Value of the Assets of a Portfolio divided by the corresponding number of Units outstanding of such Portfolio, as of the most recent Valuation Date; except that in connection with the initial offering of Units of a Portfolio, the Unit Price means the price of a Unit at the initial offering price thereof. ---

—(w) **"Unitholder"** means the holder of any Unit of a Portfolio, whether or not evidenced by a Certificate, as recorded in the registration books of the Trust or any designated transfer agent thereof. ---

—(x) **"Valuation Date"** means the day established from time to time to determine the Net Asset Value. ---

---Section 302. Rules of Interpretation. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neutral genders. ---

--- ARTICLE IV ---

--- REGULATION OF THE TRUST AFFAIRS ---

---Section 401. Appointment of the Trustees. The Settlors hereby appoint PWTC and BPPR as trustees of the Trust, and PWTC and BPPR hereby accept such appointment in accordance with the provisions set forth in Article VIII of the Deed of Trust. ---

---Section 402. Number of Trustees. Initially, the Trust shall be directed and

administered by two trustees. Thereafter, the number of trustees may increased or decreased. The Trustees may designate individual trust officers and/or other third parties to carry out functions related to the duties and responsibilities of the Trustees under the Deed of Trust as well as the operation and administration of the Trust. ——————————

—Section 403. Powers of the Trustees. In addition to any and all powers and authority granted to the Trustees under the provisions of the Trust, and subject to the provisions of the Act, the Trustees shall have the following powers, subject to the terms and conditions of the Deed of Trust: ——————

—(a) to operate the Trust as an investment company under the Act: ———

—(b) to buy, sell, and hold in their name or otherwise the Assets, as may be necessary to comply with their duty to invest and administer the proceeds received by them as trustees; ——————————

—(c) to comply with all the applicable provisions of the PR-IRC in order for the Trust to be exempted from Puerto Rico income taxes as a registered investment company under the provisions of Section 1361 of the PR-IRC or any successor provision; ——————————

—(d) to appear in court to answer any suit brought against them in their capacities as trustees and to sue on behalf of the Trust; ——————

—(e) to vote on any and all matters and/or delegate by proxy the exercise of such voting power over the Assets, regardless of the equitable interest of the Unitholders; ——————————

—(f) to hold, purchase, convey, and otherwise deal in or with personal and real property, and any interests therein, within and outside the Commonwealth, as may be necessary and convenient in connection with the business of the Trust, and to mortgage or lease any such property or interests therein, subject to applicable law; ——————————

—(g) to enter into agreements with third parties with regards to the administration and operation of the Trust, including without limitation,

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investment advisory services, custody agreements, transfer agency agreements, portfolio management agreements, and any other agreements as may necessary and convenient and in the best interests of the Trust; ----------------

—(h) to establish written procedures regarding the administration and operation of the Trust; ——————————————————

—(i) to terminate and dissolve the Trust in the manner provided for herein and in accordance with applicable law; ——————————————

—(j) to resign their charge as trustees of the Trust as set forth herein; ——

—(k) to issue, sell, redeem, transfer, and convey Units, preferred units, commercial paper, debt, or other securities, as may be permitted by law; ----

—(l) to loan and advance moneys for purposes related to the business of the Trust; ——————————————————

—(m) to borrow, lend, write, or buy call or put options; sell covered calls; enter into interest rate swap agreements; or otherwise deal with the Assets; -

----(n) to secure and expend amounts for such purposes as insurance or guarantees for the assets to be acquired to improve the credit rating or liquidity of any Portfolio; ——————————————————

---(o) to borrow moneys in the name of the Trust as in their discretion may be necessary, appropriate, and convenient for any Portfolio or the Trust; ———

----(p) to pledge, hypothecate, or otherwise encumber the Assets in furtherance of the purposes herein; ——————————————————

----(q) to secure the payment of any obligation, or in payment for property of any nature purchased or otherwise acquired, or for any other lawful consideration or purpose, issue and deliver instruments, obligations, or other securities of the Trust; ——————————————————

----(r) to conduct any other business which may be deemed by them, directly or indirectly, to promote the interest of any Portfolio of the Trust, or to enhance the value of its property, business or rights; and ——————————

—(s) to engage in any other activity necessary and convenient to carry on the

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powers established herein —

—Section 404. Decisions and Acts of the Settlors and the Trustees. Unless otherwise stated in the Deed of Trust or clearly inapplicable, all decisions and acts of the Settlors or the Trustees shall be taken jointly by the Settlors or the Trustees, as applicable —

—Section 405. Deadlock between either the Settlors or the Trustees. If the Settlors are unable to agree with respect to any action or decision hereunder, the Board of Directors will decide the course of action to be followed in accordance with the provisions of the Deed of Trust, and the Settlors will be bound by the decision of the Board with respect to such action or decision. Similarly, if the Trustees are unable to agree with respect to any action or decision hereunder, the Board of Directors will decide the course of action to be followed in accordance with the provisions of the Deed of Trust, and the Trustees will be bound by the decision of the Board with respect to such action or decision. —

—Section 406. Limitations on Trustees' Powers. Notwithstanding any other provisions to the contrary on the Deed of Trust: —

---(a) the Trustees may not execute and deliver any agreements or otherwise assume any obligations attributable to one Portfolio, unless it is specifically provided that in the event of default by the Trust, any party to such agreements (as well as any of such party's successors or assigns) will only have recourse to the Assets comprising that specific Portfolio and will not have recourse or seek to enforce its obligations over the Assets of any other Portfolio; and —

---(b) the Trustees may not pledge, hypothecate, or otherwise encumber the Assets of a Portfolio as collateral for the obligations of another Portfolio. —

---Section 407. Unitholders. In addition to any other powers or rights granted to the Unitholders by the Deed of Trust, the Unitholders shall have the following powers and rights: —

----*(a) Election of Directors*. The Trust's Unitholders will not have the right to elect any member of the Board of Directors; however, (i) upon written request

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of holders of at least 10% of the Trust's outstanding Units, or (iii) at such time as less than a majority of the members of the Board consists of persons other than the directors initially selected to serve on such Board or those directors subsequently elected by the Unitholders in accordance with this section, the Trust will hold a meeting of the Unitholders for the purpose of electing a new Board of Directors. The time, date, and location for such meeting as well as the procedures to be followed in such meeting and the terms and conditions of election and service of the directors will be in accordance with those established by the By-Laws for the Procedures and Operation of the Board of Directors. Thereafter, any new members of the Board of Directors shall be designated by the Settlors and the Trustees as provided herein, subject to the provisions of this section. ——————————————

—(b) *Amendments or Modifications to the Portfolios or their Investment Objectives and Policies.* Any amendment or modification to an existing Portfolio which materially affects or modifies the rights of the corresponding Unitholders thereof or its investment objective and policies will require either of the following: (i) the consent of holders of a majority of all the outstanding Units of the Trust, if the proposed amendment or modification has been previously recommended by the Board of Directors, or (ii) the consent of holders of at least 75% of all the outstanding Units of the Trust, if the proposed amendment or modification was submitted for consideration by holders of at least 20% of the outstanding Units of the respective Portfolio and the Board has failed to recommend such proposed amendment or modification. For purposes of this subsection (b), Unitholders of a Portfolio will vote separately on matters affecting such Portfolio and as a single class on matters affecting the Trust generally. ——————————————

—(c) *Voting Rights.* The voting rights of Unitholders will not be cumulative.

—Section 408. Denial of Preemptive Rights. No Unitholder shall by reason of holding Units, have any preemptive or preferential right to purchase or

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subscribe to any Units, now or hereafter authorized, or any preferred units, commercial paper, debt, or other securities issued by the Trust, now or hereafter authorized, whether or not the issuance of any such Units, preferred units, commercial paper, debt, or other securities issued by the Trust would adversely affect the distributions or voting rights of such Unitholder. ——————

——————— ARTICLE V ———————

——————— BOARD OF DIRECTORS ———————

—Section 501. Establishment of the Board of Directors. A Board of Directors shall be established as provided herein, with such powers, responsibilities, and duties of the Trustees as provided in the Deed of Trust. However, nothing contained herein shall relieve the Trustees from any of their responsibilities and duties under the Deed of Trust or by operation of law. Unless otherwise provided herein, the members of the Board of Directors shall be designated solely by the Settlors and the Trustees as provided herein and in accordance with the provisions of the By-Laws for the Procedures and Operation of the Board of Directors. ——————

---Section 502. Acts Prior to the Designation of the Board of Directors. Until the designation of the members of the Board of Directors by the Settlors and the Trustees, the Trustees (and the Settlors, where applicable) shall direct the affairs and organization of the Trust and may adopt any measures which are necessary or convenient for the operation and administration of the Trust, including among others, the designation of directors. In such regard, the Settlors and/or the Trustees may procure and obtain any licenses necessary for the business operations of the Trust. ——————

---Section 503. General Powers of the Board of Directors. Upon the designation of the members of the Board of Directors by the Settlors and the Trustees, the business and affairs of the Trust shall be managed under the direction of the Trustees and the Board of Directors. Any and all powers of the Trustees under the provisions of the Deed of Trust may be exercised by or under

authority of the Board of Directors except as to any powers clearly inapplicable or exclusively reserved to the Trustees in the Deed of Trust. The directors shall in all cases act as a board. ——

—Section 504. Board of Directors. ——

—(a) *Number, Tenure and Qualifications.* The number of directors which shall constitute the whole Board shall not be less than three (3) nor more than fifteen (15). The initial number of directors shall be determined by the Settlors and the Trustees, and thereafter, the total number of directors may be fixed by the Board of Directors; but if the number is not so fixed, the number shall remain as it stood immediately prior to such meeting. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term, unless such director is specifically removed as hereinafter provided in the Deed of Trust. The manner of the designation and qualification of directors shall be established in the By-Laws for the Procedures and Operation of the Board of Directors. At least a majority of the directors must be bona-fide residents of the Commonwealth, and a majority must be persons who are Independent Directors as such term is defined in the Code of Ethics to be adopted by the Trustees and ratified by the Board. ——

—(b) *Designation and Term of Directors.* The directors shall be designated solely by the Settlors and the Trustees, except as otherwise provided in the Deed of Trust. The term of office of each director shall be from the time of his designation and qualification, until his removal, resignation, attaining the age of 75 years, or death. ——

—(c) *Resignation of Directors.* A director may resign at any time by giving written notice to the Board, the Settlors and the Trustees. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board, the Settlors and the Trustees, and the acceptance of the resignation shall not be necessary to make it effective. ——

—(d) *Removal of Directors.* Any director may be removed with or without

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cause by the Settlors and the Trustees; provided that if any director removed the Settlors and the Trustees is an Independent Director, a majority of the remaining Independent Directors must consent to such removal. -------------

—(e) *Vacancies.* Any vacancies in the Board, whether arising from removal, resignation, attaining the age of 75 years, death, or from an increase in the number of directors or any other cause, may be filled by a vote of a majority of the directors then in office (even if less than a quorum exists) or by a sole remaining director; provided that any vacancy resulting from an Independent Director may be filled only by a vote of the majority of the remaining Independent Directors. ———————————————

—(f) *Place of Meetings.* Meetings of the Board may be held at any place as the Board may from time to time determine or as shall be specified in the notice of such meeting, including meetings through any telecommunications means; provided that no such meeting shall be held outside the Commonwealth. —

—(g) *Regular Meetings.* A regular meeting of the directors shall be held without notice, other than the resolution ordering such regular meeting, and at the place and time indicated in such resolution. The directors may provide, by Resolution, the time and place for the holding of additional regular meetings without other notice than such Resolution. ———————————

—(h) *Special Meetings.* Special meetings of the directors may be called by or at the request of any two directors or as provided in the By-Laws for the Procedures and Operation of the Board of Directors. The person or persons authorized to call special meetings of the directors may fix the time and place for holding any special meeting. Notice for special meetings will be given in accordance with the By-Laws for the Procedures and Operation of the Board of Directors. ———————————————

—(i) *Quorum and Voting.* Unless otherwise provided herein, one-third (1/3), but not less than two (2), of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the

transaction of business at such meeting, and except as otherwise required by the Deed of Trust or applicable law, the act of a majority of the directors present at any meeting at which a quorum is present shall be an act of the whole Board, provided that any act required or permitted to be taken strictly by the Independent Directors, shall be determined by a majority of such Independent Directors. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place, until a quorum shall be present. Notice of the time and place of any such adjourned meeting shall be given to all directors. ——————————

—(j) *Organization*. The Board may, by resolution adopted by a majority of the entire Board, designate from the directors a Chairman of the Board, who shall preside at each meeting of the Board. In addition, the Board may designate any person to act as a Secretary of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, another director chosen by a majority of the directors present shall act as Chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof. ——————————

—(k) *Written Consent of Directors in Lieu of a Meeting*. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, or by the Independent Directors of the Board, may be taken without a meeting if all members of the Board or committee, or all Independent Directors, as the case may be, consent thereto in writing, and such writing(s) are filed with the minutes of the proceedings of the Board or committee. ————

—(l) *Executive Committee and Other Committees*. The Board of Directors, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. A majority of the members of each such committee shall be Independent Directors. Each such committee shall serve at the will of the Board and will have all the powers

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vested to it by the Board and as allowed under applicable law. ----------------

—(m) *Compensation*. By resolution of the Board, a fixed sum plus expenses for actual attendance by directors at each regular or special meeting of the Board may be paid. The Trustees must consent to such resolution. Nothing contained herein shall preclude any director from serving the Trust in any other capacity and receiving compensation therefor. ——————————

—(n) *Third-Party Service Providers*. The Trustees and the Board may delegate the duties of the management, operation, and administration of the day to day operations of the Trust to third parties. The Board shall approve the terms and conditions of such agreements. ——————————

—(o) *Additional Duties of the Board*. In addition to any duties delegated to the Board of Directors through the Deed of Trust, the Board will supervise and ensure that the purchase, sale, retention, and disposal of Assets as well as the investment practices of the Trust as implemented, are at all times consistent with the investment objectives, policies, and restrictions of the Trust and its Portfolios, as it may be amended or supplemented from time to time, as well as applicable law. ——————————

—(p) *Presumption of Assent*. A director who is present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action. ——

—(q) *Indemnification of Directors*. To the fullest extent permitted by law, each member of the Board of Directors shall be indemnified by the Trust for any liability attributable to such person as a member of the Board of Directors. No amendment to this deed or repeal of any provision hereof shall limit or

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eliminate the benefits provided to directors under this provision in connection with any act or omission that occurred prior to such amendment or repeal. --

—(r) *By-Laws for the Procedures and Operation of the Board of Directors.* The Board of Directors, at its sole discretion, may make, adopt, or repeal from time to time the By-Laws for the Procedures and Operation of the Board of Directors. ——

—(s) *Good Faith Determinations.* To the extent not inconsistent with applicable law, any reasonable determination made in good faith and informed judgment by the Board of Directors shall be final and conclusive, and shall be binding upon the Trust and all existing and future Unitholders, and all Units are issued and sold on the condition and understanding, evidenced by the purchase of Units, that any and all such determinations shall be binding as aforesaid. -

—— ARTICLE VI ——

—— PORTFOLIOS ——

—Section 601. Establishment of Portfolios. The Settlors and the Trustees, at their sole discretion, are hereby authorized and empowered to establish, from time to time, segregated and independent Portfolios with diverse investment objectives and policies, subject to the terms and conditions of this deed unless otherwise specified in the corresponding Supplemental Trust Indenture. ——

—Section 602. Supplemental Trust Indenture. Each Portfolio shall be created and established through a Supplemental Trust Indenture to be executed by the Settlors and the Trustees. ——

—Section 603. Segregated and Independent Portfolios. Each Portfolio shall be segregated and independent from each and every other Portfolio to the fullest extent permitted by law, subject to the following provisions: ——

—(a) The Unitholders of a specific Portfolio shall have an exclusive right to the Assets of such Portfolio, and to the income, gains, and profits derived therefrom, and nothing in the Deed of Trust shall be construed as providing that any Unitholder has any right over any other Assets of the Trust or a Portfolio

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other than to the Assets attributable to the specific Portfolio in proportion to the corresponding Units held by such Unitholder. ---------------------------------

---(b) The expenses, deductions, and costs properly attributable or allocated to each Portfolio, including any administrative and portfolio management fees, shall be deducted only from the Assets of such Portfolio. ---------------

---(c) Creditors and preferential unitholders and security holders of any Portfolio will only have recourse to the Assets comprising such specific Portfolio and will not have recourse or seek to enforce its obligations over the Assets of any other Portfolio. ---------------------------------

---Section 604. Portfolio Units. Supplemental Trust Indentures for the creation of the Portfolios shall contain and set forth among other the following with regards to the Units of each Portfolio: ---------------------------------

---(a) the investment objectives and policies of each Portfolio; ---------------

---(b) the type of assets comprising each Portfolio; ---------------

---(c) the initial Unit Price of each Unit of such Portfolio and the minimum amount of an investment in such Units; ---------------------------------

---(d) any other terms, conditions, rights, preferences, privileges, and limitations of the Units and any other security which may be issued by such Portfolio, including preferred units, commercial paper, debt, or other securities.-

---Section 605. Valuation of Units. The Net Asset Value of each Portfolio shall be determined by the Trustees or by a third party designated by the Trustees for such purpose. ---------------------------------

---Section 606. Periodic Offer of the Units. The Units of each Portfolio (as well as any preferred units, commercial paper, debt, or other securities related thereto) may be offered on a periodic basis. ---------------

---Section 607. Registration Books. The Trustees shall keep such registration books within the Commonwealth as required by applicable law and as they deem appropriate to keep a record of the number of Units and the Unitholders of each Portfolio. ---------------------------------

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—Section 608. Redemption of Units. ——————————————

—(a) A Supplemental Trust Indenture covering the Units of a Portfolio may provide that the Units will not be transferable except in special circumstances and by operation of law, and may only be disposed of through Redemption, or that the Units of a Portfolio will be transferable by the Unitholder but will not have the right to be redeemed by the Trust, or any other combination. ———

—(b) Any Units entitled to Redemption shall be redeemed and canceled on any Redemption Date. ——————————————

—(c) The amount payable to a Unitholder upon Redemption shall be equal to the Redemption Price multiplied by the number of Units being redeemed less any applicable redemption fees, which may be waived at the discretion of the Trustees and the Board of Directors. Such Redemption amount shall be subject to taxes, governmental charges, and other fees which may be imposed thereon, and its payment may be made in cash, check, or electronic transfer. ———

—Section 609. Investment of Proceeds from Issuance of the Units. The proceeds from the issuance of Units of a Portfolio will be invested by or under the supervision of the Trustees and the Board of Directors in accordance with the investment objectives and policies of each Portfolio. ——————

—Section 610. Units held in Uncertificated Form. Unless otherwise provided in any Supplemental Trust Indenture, the Units will be held in uncertificated form. ——————————————

——————— ARTICLE VII ———————

——————— CONCERNING THE TRUST ———————

—Section 701. Registered Investment Company. The Trustees shall obtain and maintain at all times for the Trust a licence to operate as a registered investment company under the provisions of the Act. ——————————

—Section 702. Initial Capitalization of the Trust. The Settlors will transfer to the Trustees the aggregate amount of One Hundred Thousand Dollars ($100,000.00) as the initial capitalization of the Trust. Upon the issuance of

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Units in the aggregate amount of at least One Hundred Thousand Dollars ($100,000.00), the Trustees shall return to the Settlors such initial capitalization amount. ——————————————————

—Section 703. Taxation of the Trust. The Trust and its Portfolios shall comply with all the applicable provisions of the PR-IRC to be exempted from income taxes as a registered investment company under the provisions of Section 1361 of the PR-IRC, or any successor provision. ——————————

—Section 704. Reinvestment Programs. The Trustees are hereby authorized to establish from time to time such programs as they deem appropriate to allow the reinvestment of any income, gains, and profits derived by each of the Portfolios, which are distributed to the respective Unitholders, including any amounts required to be distributed to Unitholders under applicable law. ——

—Section 705. Issuance of Units to IRAs. If any Units are issued to IRAs, the investments of the Trust shall comply with any and all regulations applicable to IRAs, to the extent and under the terms and conditions, if any, required by the applicable regulatory authorities. ——————————

—————————— ARTICLE VIII ——————————

—————————— CONCERNING THE TRUSTEES ——————————

—Section 801. Acceptance of Trust. Each of the Trustees accepts and agrees to execute the Trust created pursuant to the Deed of Trust for the benefit of all present and future Unitholders, but only upon the terms and conditions set forth in this Article and subject to the provisions of the Deed of Trust, including the following express terms and conditions, to all of which the parties hereto agree.-

—Section 802. Certain Duties and Responsibilities of the Trustees. ————

----(a) The Trustees undertake to jointly perform such duties and only such duties as are specifically set forth in the Deed of Trust or the Resolutions, and no implied covenants or obligations shall be read into the Deed of Trust or the Resolutions against the Trustees, and in the absence of bad faith on its part, each Trustee may conclusively rely, as to the truth of the statements and the

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correctness of the opinions expressed, upon certificates or opinions furnished to the Trustees and conforming to the requirements of the Deed of Trust or the Resolutions; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustees, each Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of the Deed of Trust or the Resolutions. —

—(b) Each Trustee shall exercise individually or jointly, as applicable, such rights and powers vested in it by the Deed of Trust or the Resolutions, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. —

—(c) None of the provisions of the Deed of Trust or the Resolutions shall be construed to relieve each Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) a Trustee shall not be liable for any error of judgment made in good faith by an officer or officers of the trust department of the Trustee, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts; (ii) a Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the majority of Unitholders relating to the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the provisions of the Deed of Trust or the Resolutions; and (iii) no provision of the Deed of Trust or the Resolutions shall require a Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers as trustee, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. ——

—(d) Except as otherwise provided in this section (i) a Trustee may rely and shall be protected in acting or refraining from acting upon any resolution,

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certificate, statement, instrument, opinion, report, notice, request, direction consent, order, note, or other paper or document believed by it to be genuine and to be signed or presented by the proper party or parties; (ii) whenever in the administration of the Deed of Trust, a Trustee shall deem it desirable that a matter be proven or established prior to taking or suffering any action hereunder, such matters (unless other evidence respect thereof be herein specifically prescribed) may be deemed to be conclusively proven and established by a certificate of the Settlors and such certificate, in the absence of bad faith on the part of a Trustee, shall be full warrant to each Trustee for any action taken or suffered by it under the provisions of the Deed of Trust upon the faith thereof; (iii) a Trustee may consult with counsel and the advice of such counsel or any written opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; (iv) a Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, or other paper or document, but a Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and (v) each Trustee may execute individually or jointly, as applicable, any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through attorneys and a Trustee shall not be responsible for any misconduct or negligence on the part of any attorney appointed with due care by them hereunder. ——————

----(e) Whether or not therein expressly so provided, every provision of the Deed of Trust relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Article. –

---Section 803. Liability and Indemnity of the Trustees. ——————

----(a) Nothing in the Deed of Trust shall be deemed to protect the Trustees against any liability to which any of them would otherwise be subject by reason

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of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder, and the Trustees may jointly construe any of the provisions of the Deed of Trust insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustees in good faith shall be binding upon the parties hereto and the Unitholders. ——————————

—(b) The Trustees shall be under no obligation to institute any suit, or to take any remedial proceedings under the Deed of Trust, or to enter any appearance in or in any way defend against any suit, in which they, in their capacities as trustees, may be made a defendant, or to take any steps in the execution of the Trust hereby created, or in the enforcement of any rights and powers hereunder until they shall be indemnified to their satisfaction against any and all costs and expenses, outlays, and counsel fees and other reasonable disbursements, and against all liability. The Trustees may, nevertheless, jointly begin suit, or appear in and defend suit, or do anything else in their judgment proper to be done by them as such Trustees, without prior indemnity. Each Trustee shall be paid interest on any funds advanced hereunder, at rates customarily charged by the Trustee, which rates shall in no event be more than the rate charged by such Trustee to commercial customers. If the Settlors shall fail to make such reimbursement or indemnification, the Trustees may reimburse or indemnify themselves from any moneys in their possession under the provisions of the Deed of Trust. ——————————

—(c) Each Trustee shall be indemnified by the Trust and held harmless against any loss, liability, or expenses incurred without gross negligence, bad faith, or willful misconduct on the part of the Trustee, acting in such capacity, arising out of or in connection with the acceptance or administration of this Trust, including the costs and expenses of defending itself against any claim or liability. ——————————

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—(d) The Trustees shall be jointly and severally responsible for or in respect of the recitals herein, the validity or sufficiency of the Deed of Trust and for the due execution hereof by the Settlors or for the form, character, genuineness, sufficiency, value, or validity of any Asset, or in respect of the validity or sufficiency of a Certificate or for the due execution thereof by the Settlors, but the Trustees shall in no event assume or incur any liability, duty, or obligation to any Unitholder or to the Settlors, other than as expressly provided for herein. The Trustees shall not be responsible for or in respect of the validity of any signature by or on behalf of the Settlors. ——————————

—(e) The Trustees may employ agents, attorneys, accountants, and auditors, and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants, or auditors if such agents, attorneys, accountants, or auditors shall have been selected with reasonable care. The accounts of the Trust shall be examined no less frequently than annually by independent certified public accountants designated from time to time by the Trustees, and the report of such accountants shall be furnished by the Trustees to the Unitholders as provided by law. ——————————

—(f) If at any time a Settlor shall fail to undertake or perform any of the duties which by the terms of the Deed of Trust is required to be undertaken or performed, or a Settlor shall become incapable of acting, or if a court having jurisdiction shall enter a decree or order for relief in respect of such Settlor in an involuntary case, or a Settlor shall commence a voluntary case, under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or any receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for a Settlor or for any substantial part of its property shall be appointed or a Settlor shall make any general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due, then in any such case, the Trustees may do any one or more of the following: ————

—(1) appoint a successor settlor which shall act hereunder in all respects in

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place of such Settlor and which may be compensated, at rates deemed by the Trustees to be reasonable under the circumstances; ----------------------------

---(2) act hereunder in their own absolute discretion on behalf of such Settlor, without appointing any successor settlor, and receive additional compensation at rates determined as provided in clause (1); or ---------------------------

---(3) terminate the Deed of Trust and the Trust created hereby and liquidate the Trust as set forth in Article X of the Deed of Trust. ---------------------

---(g) In no event shall either Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Assets or upon the income thereon. The Trustees shall be reimbursed and indemnified for all such taxes and charges, for any tax or charge imposed against either Trustee as trustee of the Trust and for any expenses, including counsel fees, interest, penalties, and additions to tax, which either Trustee may sustain or incur with respect to such taxes or charges. ---------------------------

---Section 804. Compensation. ---------------------------

---(a) The Trustees shall be entitled to receive reasonable compensation for their services as shall be established from time to time by and between the Settlors and the Trustees, or by the Board of Directors. ---------------------

---(b) Each Trustee shall also receive reimbursement for any and all expenses and disbursements incurred hereunder, including legal, evaluating and auditing expenses, and additional compensation for any extraordinary services performed hereunder, which extraordinary services shall include but not be limited to all costs and expenses incurred by any of the Trustees in making any annual or other reports or filing any returns. ---------------------

---Section 805. Trustees may be Unitholders. Subject to any limitations imposed by applicable law, the Trustees under the Deed of Trust, and their directors, officers, employees or agents, may in good faith buy, sell, own, hold, and deal in any of the Units; may join in the capacity of a Unitholder in any action which any Unitholder may be entitled to take with like effect as if such

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Trustee were not the trustee under the Deed of Trust: may engage, as principal or agent, or be interested in any financial or other transaction with any of the Settlors: may maintain any and all other general business relations with any of the Settlors with like effect and in the same manner as if the Trustees were not parties to the Deed of Trust; and may act as depository, trustee or agent for any committee or body of holders or other securities of any of the Settlors with like effect and in the same manner as if the Trustees were not parties to the Deed of Trust; and no implied covenant shall be read into the Deed of Trust against the Trustees in respect of such matters. ---

---Section 806. Trustees Not Responsible for Recording. The Trustees shall not be under any obligation to see to the recording or filing of the Deed of Trust or any other instrument, or otherwise to the giving to any person of notice of the provisions hereof or thereof, except as otherwise expressly set forth in the Deed of Trust. ---

---Section 807. Qualification of the Trustees. Each Trustee hereunder shall be a bank or trust company organized and doing business under the laws of the Commonwealth, authorized under such laws to exercise corporate trust powers having a combined capital and surplus of at least One Hundred Thousand Dollars ($100,000.00), subject to supervision or examination by Federal, Commonwealth or state authority, and having its principal trust office in the Commonwealth. If such organization publishes reports of its condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this section the combined capital and surplus and the reported deposits of such organization shall be deemed to be its combined capital and surplus and reported deposits respectively, as set forth in the most recent report of its condition so published. If at any time a Trustee shall cease to be eligible in accordance with the provisions of this section, it shall resign immediately as provided in the Deed of Trust. ---

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—Section 808. Resignation and Removal of a Trustee. ---------------------

—(a) No resignation or removal of a Trustee pursuant to this Article shall become effective until the accepance of appointment by the successor trustee as provided in the Deed of Trust. ---------------------

—(b) A Trustee may resign at any time by giving notice thereof to the Settlors, the other Trustee, and the Board of Directors. If an instrument of acceptance by a successor trustee shall not have been delivered to the retiring Trustee within thirty (30) days after such retiring Trustee gives notice of resignation, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. ---------------------

—(c) Each Trustee may be removed at any time by demand of the Settlors, as provided in the Deed of Trust. ---------------------

—(d) If at any time (i) a Trustee shall cease to be eligible to act as Trustee as provided in the Trust and shall fail to resign after request therefor by either the Settlors, the other Trustee, or the Board of Directors; or (ii) a Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control, of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then, in any such case, the Settlors may remove such Trustee. ---------------------

—(e) If a Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Settlors shall promptly appoint a successor trustee. ---------------------

—(f) The Settlors shall give notice of each resignation and each removal of a Trustee and each appointment of a successor trustee to the Unitholders. Each notice shall include the name and address of the trust office of the successor trustee. ---------------------

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—Section 809. Successor Trustee. ---------------------

—(a) Every successor trustee appointed hereunder shall execute, acknowledge,

and deliver to its predecessor, and also to the Settlors, an instrument accepting such appointment hereunder, and thereupon such successor trustee without any further act, shall become fully vested with all the rights, immunities, powers, and trusts, and subject to all the duties and obligations of its predecessor. Such predecessor shall, nevertheless, on the request of its successor or of the Settlors and upon payment of the expenses, charges, and other disbursements of such predecessor which are payable pursuant to the provisions of the Deed of Trust, execute and deliver an instrument transferring to such successor trustee all the rights, ties, powers, and trusts of such predecessor hereunder. Every predecessor trustee shall deliver all property and moneys held by it hereunder to its successor. Should any instrument from the Settlors be required by any successor trustee for more fully vesting in such trustee the rights, immunities, powers, and trusts hereby vested or intended to be vested in the predecessor trustee, any such instrument shall and will, on request, be executed, acknowledged, and delivered by the Settlors. ——————————

—(b) Notwithstanding any of the foregoing provisions of this Article, any bank or trust company having power to perform the duties and execute the Deed of Trust and otherwise qualified to act as trustee hereunder with or into which a Trustee may be converted, merged, or consolidated or to which the corporate trust business assets as a whole or substantially as a whole of such Trustee may be sold, shall be deemed the successor of such Trustee. ——————

—Section 810. Trustees Authorized to Appear in Documents. The Trustees are hereby authorized to jointly appear on behalf of the Trust in such public and private documents as shall be necessary or convenient, to comply with the obligations of the Trust. ——————————

—————————— ARTICLE IX ——————————

— SUPPLEMENTS AND AMENDMENTS TO THE DEED OF TRUST —

—Section 901. Supplements and Amendments Not Requiring Notice to or Consent from Unitholders. The Settlors and the Trustees may, with the

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approval of the Board of Directors, but without the consent or approval of, or notice to, any of the Unitholders, at any time and from time to time, enter into such supplements and amendments to the Deed of Trust in form satisfactory to the Trustees, as shall, in the opinion of the Trustees, be in the best interests of the Trust (which supplements and amendments shall thereafter form a part hereof): (i) to adopt Resolutions through Supplemental Trust Indentures for the creation of Portfolios; (ii) to reflect amendments to the PR-IRC or the regulations promulgated thereunder; (iii) to cure any ambiguity or to make any other provisions with respect to matters or questions arising under the Deed of Trust; (iv) to grant to or confer upon the Trustees for the benefit of the Unitholders any additional rights, remedies, powers, benefits, authority or security that may lawfully be so granted or conferred; (v) to add to the covenants of the Settlors for the benefit of the Unitholders or to surrender any rights or powers herein conferred upon the Settlors; or (vi) to permit the qualification under the Trust Indenture Act of 1939 or any similar Federal statute hereafter in effect or to permit the qualification of the Units for sale under the securities laws of the Commonwealth, and, if they so determine, add to the Deed of Trust such other terms, conditions and provisions as may be required by such act or statute. ——————————

—Section 902. Notice of Supplements and Amendments to Unitholders. Any supplements or amendments to the Deed of Trust not described in Section 901 of the Deed of Trust must be notified to the Unitholders. ——————

—Section 903. Supplemental Trust Indentures to Create Portfolios. The Resolutions of the Settlors and the Trustees, or the Board of Directors, for the creation of Portfolios as provided in the Deed of Trust shall not require the consent or approval of, or notice to, any of the Unitholders. For each Portfolio of the Trust, the Settlors and the Trustees shall execute a Supplemental Trust Indenture incorporating by reference the terms and conditions of the Deed of Trust, and designating any exclusion from or exception to such incorporation

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by reference or variation of the terms hereof for purposes of that Portfolio --

—Section 904. Supplements and Amendments Deemed Part of Deed of Trust

Any supplements or amendments to the Deed of Trust, executed in accordance with the provisions of this Article shall thereafter form a part of the Deed of Trust, and all of the terms and conditions contained in any such supplement or amendment as to any provision authorized to be contained therein shall be deemed to be part of the Deed of Trust, unless otherwise provided. Upon the execution of any supplement or amendment to the Deed of Trust pursuant to the provisions of this Article, the Deed of Trust shall be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under the Deed of Trust of the Settlors, the Trustees and all Unitholders shall thereafter be determined, exercised, and enforced hereunder, subject in all respects to such modifications and amendments. In case of the execution of any supplements or amendments, express reference may be made thereto in the text of any Certificates issued thereafter, if any, if deemed necessary or desirable by the Trustees. ——————

—Section 905. Discretion of Trustees in Entering into Supplements and Amendments. ——————

----(a) In each and every case provided for in this Article, a Trustee shall not be obligated to execute any proposed supplement or amendment, if the rights, obligations and interests of the Trustee would be thereby affected, and the Trustee shall not be under any responsibility or liability to the Settlors or to any Unitholder or to anyone whomsoever for its refusal in good faith to enter into any such supplement or amendment if such supplement or amendment is deemed by it to be contrary to the provisions of this Article. ——————

---(b) Each Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of any counsel, as conclusive evidence that any such proposed supplement or amendment does or does not comply with the provisions of the Deed of Trust, and that it is or is not proper for it, under the

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provisions of this Article, to join in the execution of such supplement or amendment. ---

—Section 906. Consent in Writing Required. Notwithstanding anything to the contrary contained in the Deed of Trust, any amendment or supplement to the Deed of Trust, including a Supplemental Trust Indenture, shall not become effective unless and until the Settlors, the Trustees and the Board of Directors shall have consented in writing thereto. ---

—Section 907. Governmental and Non-Governmental Authorizations. Notwithstanding anything to the contrary contained in the Deed of Trust, any such amendment or supplement to the Deed of Trust shall not become effective unless and until it is approved by any governmental or non-governmental regulatory entities, to the extent required under applicable law, regulation, or non-governmental rules. ---

ARTICLE X

TERMINATION

—Section 1001. Procedure for Termination. ---

—(a) The Deed of Trust and the Trust created hereby shall be terminated at any time by written instrument executed by the Settlors and the Trustees, and consented to by Unitholders holding at least seventy-five percent (75%) of all Units of the Trust then outstanding. ---

—(b) Written notice of any termination, specifying the time or times at which any Certificateholders may surrender their Certificates, shall be given by the Trustees to each Unitholder. Within a reasonable period of time after such termination, the Trustees shall, subject to any applicable provisions of law, sell all of the Assets not already sold then held, if any, and shall pay all Unitholders holding their Units in uncertificated form, and all Certificateholders surrendering their Certificates for cancellation, their corresponding fractional undivided interest in the proceeds from the sale of all the Assets, after deducting any applicable liabilities and expenses. ---

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—Section 1002. Notice to Unitholders of Units Evidenced by Certificates. In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustees shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the liquidating distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustees may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the moneys and other Assets which remain in trust hereunder. ——————————

—Section 1003. Dissolution of Settlors Not to Terminate. The dissolution of any of the Settlors, or any successor settlor, shall not operate to terminate the Deed of Trust, insofar as the duties and obligations of the Trustees are concerned. ——————————

——————— ARTICLE XI ———————

——————— MISCELLANEOUS PROVISIONS ———————

—Section 1101. Execution of Instruments by Unitholders and Proof of Ownership of Units. ——————————

—(a) Any request, direction, consent or other instrument required or permitted by the Deed of Trust to be signed or executed by Unitholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Unitholders or their legal representatives. Proof of the execution of any such instrument and of the ownership of Units shall be sufficient for any purpose under the Deed of Trust and shall be conclusive in favor of the Trustees with regard to any action taken by them under such instrument if the fact and date of the execution by any person of any such instrument may be proved by the verification of any officer in any jurisdiction

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who, by the laws thereof, has power to take affidavits within such jurisdiction to the effect that such instrument was subscribed to before him, or by an affidavit of a witness to such execution. Where such execution is by a person other than an individual such verification or affidavit shall also constitute sufficient proof of the authority of the signatory thereto, and the ownership of Units shall be proved by the Unit registration provisions of the Deed of Trust.

—(b) Nothing contained in this section shall be construed to limit the Trustees to such proof, it being intended that the Trustees may accept any other evidence of the matters herein stated which may be sufficient. Any request or consent of the Unitholder of any Unit shall bind every future Unitholder of the same Unit or any Unit issued in place thereof in respect of anything done by the Trustees in pursuance of such request or consent. ——————————

—(c) If the Settlors shall solicit from the Unitholders any request, direction, consent or other instrument required or permitted by the Deed of Trust to be signed or executed by Unitholders, the Settlors may, at their option, fix in advance a record date for the determination of Unitholders entitled to give such request, direction, consent or other instrument, but the Settlors shall have no obligation to do so. If such a record date is fixed, such request, direction, consent or other instrument may be given before or after such record date, but only the Unitholders of record at the close of business on such record date shall be deemed to be Unitholders for the purpose of determining whether Unitholders of the requisite proportion of Units have authorized or agreed or consented to such request, direction, consent or other instrument, and for that purpose the Units shall be computed as of such record date; provided that no such consent by the Unitholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of the Deed of Trust not later than six months after the record date. ——————————

—Section 1102. Covenants of the Settlors Bind their Successors. In the event of the dissolution of any of the Settlors, all of the covenants, stipulations,

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obligations and agreements contained in the Deed of Trust by or on behalf of or for the benefit of the Settlors shall bind or inure to the benefit of the successor or successors of the Settlors from time to time and any officer, board, commission, corporation, agency or instrumentality to whom or to which any power or duty affecting such covenants, stipulations, obligations and agreements shall be transferred by or in accordance with law. ----------

—Section 1103. Notices. Any notice, demand, direction, request or other instrument authorized or required by the Deed of Trust to be given to or filed with the Settlors or the Trustees shall be in writing and shall be deemed to have been sufficiently given or filed for all purposes of the Deed of Trust if mailed, by registered mail, return receipt requested, postage prepaid, addressed as follows: ----------

— If to the Settlors: ----------

—— PaineWebber Incorporated of Puerto Rico ----------
—— American International Plaza, Penthouse Floors ----------
—— 250 Muñoz Rivera Avenue ----------
—— Hato Rey, Puerto Rico 00918 ----------
—— Attention: President ----------

— and to: ----------

—— Popular Securities, Inc. ----------
—— Banco Popular Center, Tenth Floor ----------
—— 209 Muñoz Rivera Avenue ----------
—— Hato Rey, Puerto Rico 00918 ----------
—— Attention: Trust Division ----------

— If to the Trustees: ----------

—— PaineWebber Trust Company of Puerto Rico ----------
—— American International Plaza, 16th Floor ----------
—— 250 Muñoz Rivera Avenue ----------
—— Hato Rey, Puerto Rico 00918 ----------
—— Attention: President ----------

— and to: ----------

—— Banco Popular de Puerto Rico ----------
—— Banco Popular Center, Fourth Floor ----------
—— 209 Muñoz Rivera Avenue ----------
—— Hato Rey, Puerto Rico 00918 ----------
—— Attention: Trust Division ----------

—All documents received by each Trustee under the provisions of the Deed of

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Trust, or photographic copies thereof, shall be retained in its possession until the Deed of Trust shall be terminated in accordance with the provisions of the Deed of Trust, subject at all reasonable times to the inspection of the Settlors and the Unitholders and the agents and representatives thereof. ----------

—The Settlors and the Trustees may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent. ----------

—Section 1104. Substitute Mailing. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Unitholders when such notice is required to be given pursuant to any provision of the Deed of Trust, any manner of giving notice as shall be satisfactory to the Trustees and the Settlors shall be deemed to have given sufficient notice. ----------

—Section 1105. Rights Under Deed of Trust. Except as otherwise expressly provided herein, nothing in the Deed of Trust expressed or implied is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto and the Unitholders any right, remedy or claim, legal or equitable, under or by reason of the Deed of Trust or any provision hereof, the Deed of Trust and all its provisions being intended to be and being for the sole and exclusive benefit of the parties hereto and the Unitholders hereunder. —

—Section 1106. Severability. In case any one or more of the provisions of the Deed of Trust or of the Units issued hereunder shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of the Deed of Trust or of the Units, and the Deed of Trust and the Units shall be construed and enforced as if such illegal or invalid provision had not been contained therein. In case any covenant, stipulation, obligation, or agreement contained in the Units or in the Deed of Trust shall for any reason be held to be in violation of law, then such covenant, stipulation, obligation, or agreement shall be deemed to be the covenant, stipulation, obligation, or

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agreement of the Settlors to the full extent permitted by law. ----------------

—Section 1107. Covenants of the Settlors Not Covenants of Officials Individually. No covenant, stipulation, obligation, or agreement contained herein shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future director, officer, agent or employee of any of the Settlors in their individual capacity, and neither the members of the Board nor any other officer of any of the Settlors shall be liable personally on the Units or be subject to any personal liability or accountability by reason of the issuance thereof. No director, officer, agent or employee of any of the Settlors shall incur any personal liability in acting or proceeding or in not acting or not proceeding, in good faith, reasonably and in accordance with the terms of the Deed of Trust. ----------------

—Section 1108. Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the Commonwealth. ----------------

—Section 1109. Headings Not Part of Deed of Trust. Any headings preceding the text of the several articles or sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of the Deed of Trust, and they shall not affect its meaning, construction or effect. ----------------

---------------- ACCEPTANCE AND EXECUTION ----------------

—The appearing parties, in their capacities as settlors and trustees, and through their representatives hereby accept, ratify and confirm this deed, and I, the Notary Public, hereby certify that I have notified the appearing parties of the pertinent legal warnings and of the legal effects of this document, as well as of the right to have witnesses present at the execution hereof, which right was waived. ----------------

—I further certify that the appearing parties read this deed before me, the Notary, and that this deed, having been read, was approved and ratified by the appearing parties through their representatives who fixed their initials on all and

CESAR R. ROSA ... ABOGADO-NOTARIO Puerto Rico

each of the pages of this deed and signed their names on the last page of this document before me, the Notary Public. ——————

— TO ALL OF WHICH, and as to the appearing parties and my knowledge of the English language, I, the Notary Public, authorizing this document, under my notarial faith and under signature, rubric, sign and seal, GIVE FAITH. ——

CESAR R. ROSARIO VEGA
El jure et facto
Puerto Rico
ABOGADO-NOTARIO

GOBIERNO DE PUERTO RICO
DEPARTAMENTO DE ESTADO
SAN JUAN, PUERTO RICO

NOMBRE COMERCIAL PARA REGISTRAR

AVISO

A QUIEN PUEDA INTERESAR:

De acuerdo con las disposiciones de la Ley Núm. 75 del 23 de septiembre de 1992, conocida como la Ley de Nombres Comerciales del Estado Libre Asociado de Puerto Rico, y la Sección 24 del Reglamento promulgado bajo la ley citada anteriormente, el siguiente nombre comercial ha sido presentado en el Departamento de Estado de Puerto Rico para su archivo y registro.

NOTA: No se pide protección para las palabras "Puerto Rico, fund" excepto como aparecen en el facsimil.

PUERTO RICO FLEXIBLE ALLOCATION FUND

Número de expediente	: 1011
Propietario	Painewebber Incorporated of Puerto Rico
Dirección	: American International Plaza 250 Muñoz Rivera Avenue Penthouse Floors San Juan, Puerto Rico
Actividad Empresarial	: Investment company - a trust

Cualquier oposición a este registro deberá presentarse en el Departamento de Estado de Puerto Rico dentro de los treinta (30) días siguientes a la publicación de este aviso.

NOTA: Este aviso deberá publicarse UNA VEZ en un periódico de gran circulación.

DEED NUMBER SEVENTEEN (17)

SUPPLEMENTAL TRUST INDENTURE

FOR THE

INCOME PORTFOLIO I

—In the City of San Juan, Puerto Rico, on this twenty second (22nd) day of December, nineteen hundred ninety eight (1998).

BEFORE ME

CÉSAR RICARDO ROSARIO VEGA

—Attorney-at-law and Notary Public in and for the Commonwealth of Puerto Rico, with offices located on the fourteenth (14th) Floor, Hato Rey Tower, two hundred sixty eight (268) Muñoz Rivera Avenue, Hato Rey, Puerto Rico. —

APPEAR

---AS PARTIES OF THE FIRST PART: **PAINEWEBBER INCORPORATED OF PUERTO RICO**, Employer Identification Number 13-2638166, a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, with principal offices in San Juan, Puerto Rico (hereinafter sometimes referred to as "PWPR"), represented herein by its Chief Operating Officer, Carlos V. Ubiñas Taylor, also known as Carlos V. Ubiñas, of legal age, married, executive, and resident of San Juan, Puerto Rico, and **POPULAR SECURITIES, INC.**, Employer Identification Number 66-0374802, a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, with principal offices in San Juan, Puerto Rico (hereinafter sometimes referred to as "PSI"), represented herein by its President, Kenneth W. McGrath, of legal age, executive, married, and resident of Guaynabo, Puerto Rico, both of whom assure me that they are authorized to appear in this deed on behalf of PWPR and PSI, respectively, and agree to produce evidence of such authority whenever necessary (PWPR and PSI will be hereinafter sometimes collectively referred to as the "Settlors").

—AS PARTIES OF THE SECOND PART: **PAINEWEBBER TRUST COMPANY OF PUERTO RICO**, Employer Identification Number 66-0532499, a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, with principal offices in San Juan, Puerto Rico (hereinafter sometimes referred to as "PWTC"), represented herein by its Executive Vice-President, Carlos Juan Nieves Marrero, also known as Carlos J. Nieves, of legal age, married, executive, and resident of San Juan, Puerto Rico, and **BANCO POPULAR DE PUERTO RICO**, Employer Identification Number 66-0175278, a commercial banking institution organized and licensed under the laws of the Commonwealth of Puerto Rico, with principal offices in San Juan, Puerto Rico (hereinafter sometimes referred to as "BPPR"), represented herein by its Senior Vice-President and Trust Officer, Luis Roberto Cintrón Berrios, also known as Luis R. Cintrón, of legal age, executive, married, and resident of Guaynabo, Puerto Rico, both of whom assure me that they are authorized to appear in this deed on behalf of PWTC and BPPR, respectively, and agree to produce evidence of such authority whenever necessary (PWTC and BPPR will be hereinafter sometimes collectively referred to as the "Trustees"). ---

—I, the Notary, do hereby certify that I personally know the representatives of the appearing parties herein and I also attest as to their personal circumstances and residences in accordance with their statements. They assure me that they have and in my judgment they do have, the necessary legal capacity to execute this deed and therefore voluntarily ---

--- DECLARE ---

—WHEREAS, the Settlors established an investment trust under the laws of the Commonwealth of Puerto Rico pursuant to Deed Number Sixteen (16) executed in San Juan, Puerto Rico, on the eleventh (11th) day of December, nineteen hundred ninety eight (1998), before Notary Public César Ricardo Rosario Vega (the "Deed of Trust"); ---

CESAR R. ROSARIO VEGA
Et jure et facto
Puerto Rico
ABOGADO-NOTARIO

—WHEREAS, the trust established by the Deed of Trust is known as the PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND (hereinafter referred to as the "Trust" or "Fund"): ——————————

—WHEREAS, Section 601 of the Deed of Trust provides that the Settlors and the Trustees, at their sole discretion, are authorized and empowered to establish, from time to time, through Supplemental Trust Indentures, segregated and independent Portfolios with diverse investment objectives and policies, subject to the terms and conditions of the Deed of Trust, unless otherwise provided in the corresponding Supplemental Trust Indenture. ——————————

—NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Settlors and the Trustees agree as follows:

—————————— ARTICLE I ——————————

—————— ESTABLISHMENT OF PORTFOLIO ——————

—Section 101. Establishment of Portfolio. The Settlors and the Trustees hereby adopt this Resolution to establish a Portfolio of the Trust, designated as the Income Portfolio 1 (the "Portfolio"). ——————————

—Section 102. Investment Objectives and Policies, and Type of Assets of the Portfolio. The investment objective of the Portfolio is to achieve a high level of tax-advantaged current income, consistent with the preservation of capital. In seeking to achieve its objective, the Portfolio will invest substantially all of its Assets in income securities (*e.g.*, debt and other income producing securities). However, in order to comply with the Act and a ruling issued by the office of the Commissioner of Financial Institutions to the Fund on the thirteenth (13th) of September, nineteen hundred ninety eight (1998) (the "Commissioner's Ruling"), the Portfolio will normally invest at least sixty-seven percent (67%) of its total Assets in income securities issued by Puerto Rico issuers. These include securities issued by Puerto Rico and its political subdivisions, organizations, agencies and instrumentalities, Puerto Rico mortgage-backed and asset-backed securities, corporate obligations and

preferred stock of Puerto Rico entities, and in such other Puerto Rico income securities, as are now or may in the future become available. The Portfolio may invest up to thirty-three percent (33%) of its total Assets in, among other things, income or similar securities issued or guaranteed by the United States government, its agencies and instrumentalities, non-Puerto Rico mortgage-backed and asset-backed securities, corporate obligations and preferred stock of non-Puerto Rico issuers and in municipal securities of issuers in the United States. In addition, the Portfolio may make certain short-term investments of up to one hundred percent (100%) of its Assets for temporary or defensive purposes. ——————————

—Section 103. Initial Unit Price. The initial Unit Price of the Units of the Portfolio at the initial public offering will be Ten Dollars ($10.00), provided, however, that the price to the public after the initial closing will be the greater of Ten Dollars ($10.00) or the then current net asset value per Unit. The minimum amount of an investment in Units of such Portfolio shall be determined from time to time by the Trustees and the Board of Directors. —

—Section 104. Number of Units to be Issued in the Initial Offering. The number of Units of the Portfolio to be issued in the initial offering of such Units (regardless of whether such initial offering is carried on through several closings), shall be established by the Trustees, subject to the confirmation of the Board of Directors. ——————————

—Section 105. Continuous Offer of the Units. The Units of the Portfolio will not be continuously offered. Accordingly, after the final closing of the initial public offering of the Units of the Portfolio (including any closing relating to the over-allotment of Units), no additional Units of the Portfolio will be issued, except for Units issued pursuant to an income reinvestment program established by the Trustees and the Board of Directors. Notwithstanding the above, the Portfolio may issue at any time preferred units, commercial paper, debt, or other securities, as authorized herein. ——————————

CESAR R. ROSARIO VEGA
Et jure et facto
Puerto Rico
ABOGADO-NOTARIO

—Section 106. Transferability of Units. The Units of the Portfolio may be transferred to third parties, provided that any legal and regulatory restrictions, as well as other conditions on such transfer established by the Trustees and the Board of Directors, are satisfied. ——————————

—Section 107. Redemption of Units. The Units of the Portfolio may not be redeemed by the Unitholders, unless otherwise required by law or the Commissioner's Ruling. ——————————

—Section 108. Issuance of Preferred Units, Commercial Paper, Debt, or Other Securities by the Portfolio. The Trustees, subject to ratification by the Board of Directors, are hereby authorized to approve the issuance of preferred units, commercial paper, debt, or other securities by the Portfolio, subject to such terms, conditions, rights, preferences, privileges, and limitations, as they deem appropriate. The approval by the then Unitholders of the Portfolio shall not be required, unless otherwise provided in the Deed of Trust or required by law.

—Section 109. Other terms and conditions of Units of the Portfolio. The Trustees, subject to ratification by the Board of Directors, may approve a Resolution with respect to any Units of the Portfolio, with respect to the following: ——————————

—(a) The number of Units and their distinctive designation; ——————————

—(b) The income distribution rate on the Units, and the relative rights of priority, if any, of distribution of income; ——————————

—(c) The terms and conditions of issuance and redemption of such Units, including the date or dates upon or after which they shall be issued or redeemable, and the amount per Unit which will be payable upon issuance or redemption (including service or other charges), which amount may vary under different conditions and at different issuance and redemption amounts and dates; ——————————

—(d) The rights of the Units in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Fund, and the relative rights of

CESAR R. ROSARIO VEGA
Et jure et facto
Puerto Rico
ABOGADO-NOTARIO

priority, if any, of payment attributable to Units; and ——————

—(e) Any other terms, conditions, rights, preferences, privileges, and limitations of the Units. ——————

—Section 110. Ownership Limitation. The Fund is subject to an ownership limitation applicable to Units issued by all Portfolios of the Fund, to the effect that at no time may five (5) or fewer individuals own directly or indirectly more than fifty percent (50%) of all Units outstanding of the Fund, measured by value or voting power. ——————

—————— ARTICLE II ——————

—————— MISCELLANEOUS PROVISIONS ——————

—Section 201. Definitions. All capitalized terms not otherwise defined herein, unless the context requires otherwise, shall have the meaning indicated on the Deed of Trust. ——————

—Section 202. Severability. In case any one or more of the provisions of this Supplemental Trust Indenture shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Supplemental Trust Indenture, and the same shall be construed and enforced as if such illegal or invalid provision had not been contained therein. ——————

—Section 203. Governing Law. This Supplemental Trust Indenture shall be governed by and construed in accordance with the laws of the Commonwealth.-

—Section 204. Headings Not Part of Agreement. Any headings preceding the text of the several articles or sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Supplemental Trust Indenture, and they shall not affect its meaning, construction or effect. ——————

—————— ACCEPTANCE AND EXECUTION ——————

—The appearing parties, in their capacities as settlors and trustees, and through their representatives hereby accept, ratify and confirm this deed, and I, the Notary Public, hereby certify that I have notified the appearing parties of the

CESAR R. ROSARIO VEGA
El jure et facto
Puerto Rico
ABOGADO-NOTARIO

pertinent legal warnings and of the legal effects of this document, as well as of the right to have witnesses present at the execution hereof, which right was waived. ——————————————

—I further certify that the appearing parties read this deed before me, the Notary, and that this deed, having been read, was approved and ratified by the appearing parties through their representatives who fixed their initials on all and each of the pages of this deed and signed their names on the last page of this document before me, the Notary Public. ——————————

— TO ALL OF WHICH, and as to the appearing parties and my knowledge of the English language, I, the Notary Public, authorizing this document, under my notarial faith and under signature, rubric, sign and seal, GIVE FAITH. ——

CESAR R. ROSARIO VEGA
Et jure et facto
Puerto Rico
ABOGADO-NOTARIO

DEED NUMBER EIGHTEEN (18)

SUPPLEMENTAL TRUST INDENTURE

FOR THE

GROWTH PORTFOLIO

—In the City of San Juan, Puerto Rico, on this twenty second (22nd) day of December, nineteen hundred ninety eight (1998).

BEFORE ME

CÉSAR RICARDO ROSARIO VEGA

—Attorney-at-law and Notary Public in and for the Commonwealth of Puerto Rico, with offices located on the fourteenth (14th) Floor, Hato Rey Tower, two hundred sixty eight (268) Muñoz Rivera Avenue, Hato Rey, Puerto Rico. —

APPEAR

---AS PARTIES OF THE FIRST PART: **PAINEWEBBER INCORPORATED OF PUERTO RICO**, Employer Identification Number 13-2638166, a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, with principal offices in San Juan, Puerto Rico (hereinafter sometimes referred to as "PWPR"), represented herein by its Chief Operating Officer, Carlos V. Ubiñas Taylor, also known as Carlos V. Ubiñas, of legal age, married, executive, and resident of San Juan, Puerto Rico, and **POPULAR SECURITIES, INC.**, Employer Identification Number 66-0374802, a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, with principal offices in San Juan, Puerto Rico (hereinafter sometimes referred to as "PSI"), represented herein by its President, Kenneth W. McGrath, of legal age, executive, married, and resident of Guaynabo, Puerto Rico, both of whom assure me that they are authorized to appear in this deed on behalf of PWPR and PSI, respectively, and agree to produce evidence of such authority whenever necessary (PWPR and PSI will be hereinafter sometimes collectively referred to as the "Settlors").

CESAR R. ROSARIO VEGA
Et jure et facto
Puerto Rico
ABOGADO-NOTARIO

—AS PARTIES OF THE SECOND PART: **PAINEWEBBER TRUST COMPANY OF PUERTO RICO**, Employer Identification Number 66-0532499, a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, with principal offices in San Juan, Puerto Rico (hereinafter sometimes referred to as "PWTC"), represented herein by its Executive Vice-President, Carlos Juan Nieves Marrero, also known as Carlos J. Nieves, of legal age, married, executive, and resident of San Juan, Puerto Rico, and **BANCO POPULAR DE PUERTO RICO**, Employer Identification Number 66-0175278, a commercial banking institution organized and licensed under the laws of the Commonwealth of Puerto Rico, with principal offices in San Juan, Puerto Rico (hereinafter sometimes referred to as "BPPR"), represented herein by its Senior Vice-President and Trust Officer, Luis Roberto Cintrón Berrios, also known as Luis R. Cintrón, of legal age, executive, married, and resident of Guaynabo, Puerto Rico, both of whom assure me that they are authorized to appear in this deed on behalf of PWTC and BPPR, respectively, and agree to produce evidence of such authority whenever necessary (PWTC and BPPR will be hereinafter sometimes collectively referred to as the "Trustees"). ———

—I, the Notary, do hereby certify that I personally know the representatives of the appearing parties herein and I also attest as to their personal circumstances and residences in accordance with their statements. They assure me that they have and in my judgment they do have, the necessary legal capacity to execute this deed and therefore voluntarily ———

——— DECLARE ———

—WHEREAS, the Settlors established an investment trust under the laws of the Commonwealth of Puerto Rico pursuant to Deed Number Sixteen (16) executed in San Juan, Puerto Rico, on the eleventh (11th) day of December, nineteen hundred ninety eight (1998), before Notary Public César Ricardo Rosario Vega (the "Deed of Trust"); ———

CESAR R. ROSARIO VEGA
El jure et facto
Puerto Rico
ABOGADO-NOTARIO

—WHEREAS, the trust established by the Deed of Trust is known as the PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND (hereinafter referred to as the "Trust" or "Fund"); ——————

—WHEREAS, Section 601 of the Deed of Trust provides that the Settlors and the Trustees, at their sole discretion, are authorized and empowered to establish, from time to time, through Supplemental Trust Indentures, segregated and independent Portfolios with diverse investment objectives and policies, subject to the terms and conditions of the Deed of Trust, unless otherwise provided in the corresponding Supplemental Trust Indenture. ——————

—NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Settlors and the Trustees agree as follows:

—————— ARTICLE I ——————

—————— ESTABLISHMENT OF PORTFOLIO ——————

—Section 101. Establishment of Portfolio. The Settlors and the Trustees hereby adopt this Resolution to establish a Portfolio of the Trust, designated as the Growth Portfolio (the "Portfolio"). ——————

—Section 102. Investment Objectives and Policies, and Type of Assets of the Portfolio. ——————

—(a) The investment objective of the Portfolio is long-term growth of capital. To achieve its objective, the investment advisers of the Fund (the "Investment Advisers") will allocate and reallocate Assets of the Portfolio among sub-advisers (the "Sub-Advisers") to be managed in accordance with different styles of investment (each investment style a "Growth Sub-Portfolio," and together, the "Growth Sub-Portfolios"). The Growth Sub-Portfolios are not separate or independent investment options, and Unitholders of the Portfolio will have no discretion over how investments in the Portfolio will be allocated among the Growth Sub-Portfolios. Unitholders of the Portfolio cannot invest in individual Growth Sub-Portfolios. The Sub-Adviser of a Growth Sub-Portfolio may be removed or replaced, and new sub-advisers may be added at the discretion of

the Investment Advisers and/or the Board of Directors, without any vote by Unitholders of the Portfolio. Subject to approval by the Trustees, the Settlors, and the Board of Directors, the Trust may add or replace sub-portfolios and the Investment Advisers may allocate existing and new Assets of the Portfolio among additional or different sub-portfolios, without any vote by Unitholders of the Portfolio. ——————————

—(b) Each of the Growth Sub-Portfolios will represent a different type or style of investing in equity securities, and in each case, at least sixty-five percent (65%) of the Assets managed by the particular Sub-Adviser for the Growth Sub-Portfolio must normally be invested in common stock. However, the Portfolio may make certain short-term investments up to one hundred percent (100%) of its Assets for temporary or defensive purposes, subject to certain conditions specified in the ruling issued by the office of the Commissioner of Financial Institutions to the Trust on the thirteenth (13th) of September, nineteen hundred ninety eight (1998) (the "Commissioner's Ruling"). Each Sub-Adviser may invest up to thirty-five percent (35%) of the Assets managed by it for a particular growth Sub-Portfolio in, among other things, preferred stock or corporate debt and other income securities. ——————

—(c) Securities held in the Portfolio may be issued by Puerto Rico or United States issuers or may be sponsored or unsponsored American Depository Receipts ("ADRs") representing interest in securities of foreign issuers, but it will consist primarily of securities of United States issuers. ——————

—Section 103. Initial Unit Price. The initial Unit Price of the Units of the Portfolio at the initial public offering will be Ten Dollars ($10.00), and subsequently the then current net asset value per Unit. The minimum amount of an investment in Units of such Portfolio shall be determined from time to time by the Trustees and the Board of Directors. ——————

—Section 104. Number of Units to be Issued in the Initial Offering. ——

—(a) The number of Units of the Portfolio to be issued in the initial offering

CESAR R. ROSARIO VEGA
Et jure et facto
Puerto Rico
ABOGADO-NOTARIO

of such Units (regardless of whether such initial offering is carried on through several closings), shall be established by the Trustees, subject to the confirmation of the Board of Directors. ——————————

—(b) The Portfolio is authorized to issue Class A Growth Portfolio Units and Class Y Growth Portfolio Units, and in the future may issue other classes of Growth Portfolio Units, subject to such terms, conditions, rights, preferences, privileges, and limitations, as they deem appropriate, as provided in Section 108 hereinbelow. ——————————

—(c) The Settlors, the Trustees and the Board of Directors, or any third parties designated by them, are hereby authorized to organize, place, and manage the Assets of the Portfolio as necessary, in order to allow for the accounting of such Assets as attributable to particular classes of Growth Portfolio Units, following the terms, conditions, rights, preferences, privileges, and limitations, of each such class. In such event, any computations required with respect to the Units of the Portfolio, including without limitation the determination of the Unit Price and the Redemption Price, must be made on a class by class basis, following the Net Asset Value of Assets applicable to each such class. However, such classes of Units will at all times represent interests in a single pool of Assets of the Portfolio. ——————————

---Section 105. <u>Continuous Offer of the Units</u>. The Units of the Portfolio will be continuously offered. Accordingly, after the initial public offering of the Units of the Portfolio, additional Units of the Portfolio may be issued. In addition, the Portfolio may issue at any time preferred units, commercial paper, debt, or other securities, as authorized herein. ——————————

---Section 106. <u>Transferability of Units</u>. The Units of the Portfolio are not transferable except in special circumstances and by operation of law, and may not generally be disposed of, except through Redemption, provided that any restrictions and conditions on any such Redemption are satisfied. ——————

---Section 107. <u>Redemption of Units</u>. The Units of the Portfolio may be

disposed through Redemption by the Trust, as determined by the Trustees and the Board of Directors.

—Section 108. Issuance of Preferred Units, Commercial Paper, Debt, or Other Securities by the Portfolio. The Trustees, subject to ratification by the Board of Directors, are hereby authorized to approve the issuance of preferred units, commercial paper, debt, or other securities by the Portfolio, subject to such terms, conditions, rights, preferences, privileges, and limitations, as they deem appropriate. The approval by the then Unitholders of the Portfolio shall not be required, unless otherwise provided in the Deed of Trust or required by law.

—Section 109. Other terms and conditions of Units of the Portfolio. The Trustees, subject to ratification by the Board of Directors, may approve a Resolution with respect to the Class A Growth Portfolio Units, the Class Y Growth Portfolio Units, or any other Units or class of Units of the Portfolio, with respect to the following:

—(a) The number of Units constituting that Class and the distinctive designation of such;

—(b) The income distribution rate on the Units of such Class, and the relative rights of priority, if any, of distribution of income;

—(c) The terms and conditions of issuance and redemption of such Class of Units, including the date or dates upon or after which they shall be issued or redeemable, and the amount per Unit per Class which will be payable upon issuance or redemption (including service or other charges), which amount may vary under different conditions and at different issuance and redemption amounts and dates;

—(d) The rights of the Units of each Class in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Fund, and the relative rights of priority, if any, of payment attributable to Units of each Class; and

—(e) Any other terms, conditions, rights, preferences, privileges, and limitations of each Class of Units.

—Section 110. Ownership Limitation. The Fund is subject to an ownership limitation applicable to Units issued by all Portfolios of the Fund, to the effect that at no time may five (5) or fewer individuals own directly or indirectly more than fifty percent (50%) of all Units outstanding of the Fund, measured by value or voting power. —

— ARTICLE II —

— MISCELLANEOUS PROVISIONS —

—Section 201. Definitions. All capitalized terms not otherwise defined herein, unless the context requires otherwise, shall have the meaning indicated on the Deed of Trust. —

—Section 202. Severability. In case any one or more of the provisions of this Supplemental Trust Indenture shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Supplemental Trust Indenture, and the same shall be construed and enforced as if such illegal or invalid provision had not been contained therein. —

—Section 203. Governing Law. This Supplemental Trust Indenture shall be governed by and construed in accordance with the laws of the Commonwealth.-

—Section 204. Headings Not Part of Agreement. Any headings preceding the text of the several articles or sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Supplemental Trust Indenture, and they shall not affect its meaning, construction or effect. —

— ACCEPTANCE AND EXECUTION —

—The appearing parties, in their capacities as settlors and trustees, and through their representatives hereby accept, ratify and confirm this deed, and I, the Notary Public, hereby certify that I have notified the appearing parties of the pertinent legal warnings and of the legal effects of this document, as well as of the right to have witnesses present at the execution hereof, which right was waived. —

CESAR R. ROSARIO VEGA
Et jure et facto
Puerto Rico
ABOGADO-NOTARIO

—I further certify that the appearing parties read this deed before me, the Notary, and that this deed, having been read, was approved and ratified by the appearing parties through their representatives who fixed their initials on all and each of the pages of this deed and signed their names on the last page of this document before me, the Notary Public. ——————————

— TO ALL OF WHICH, and as to the appearing parties and my knowledge of the English language, I, the Notary Public, authorizing this document, under my notarial faith and under signature, rubric, sign and seal, GIVE FAITH. ——

CESAR R. ROSARIO VEGA
Et jure et facto
Puerto Rico
ABOGADO-NOTARIO

PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND

Resolution of the Settlors and the Trustees
December 11, 1998

The undersigned, being the Settlors and the Trustees of Puerto Rico Investors Flexible Allocation Fund (the "Fund"), an investment trust organized under the laws of the Commonwealth of Puerto Rico, approve and adopt the following resolution:

> **RESOLVED**, that the Settlors and the Trustees of the Fund declare it advisable that the following individuals, which nominations they have accepted, comprise the Board of Directors of the Fund: Richard L. Carrión, Miguel A. Ferrer, David H. Chafey, Jr., Richard Sipes, Víctor J. Salgado Arroyo, Gabriel Dolagaray Balado, Mario S. Belaval, Enrique Vila del Corral, and Gabriel Pagán Pedrero, the last five being independent directors of the Fund.

IN WITNESS WHEREOF, the undersigned Settlors and Trustees have executed this Resolution on the date indicated above.

PAINEWEBBER INCORPORATED OF PUERTO RICO, AS SETTLOR OF PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND

By: ______________________
Carlos V. Ubiñas Taylor
Chief Operating Officer

POPULAR SECURITIES INC., AS SETTLOR OF PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND

By: ______________________
Kenneth W. McGrath
President

PAINEWEBBER TRUST COMPANY OF PUERTO RICO, AS TRUSTEE OF PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND

By: ______________________________
Carlos Juan Nieves Marrero
Executive Vice President

BANCO POPULAR DE PUERTO RICO, AS TRUSTEE OF PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND

By: ______________________________
Luis Roberto Cintrón Berríos
Senior Vice President
and Trust Officer

PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND

Resolutions of the Settlors and the Trustees
December 14, 1998

The undersigned, being the Settlors and the Trustees of Puerto Rico Investors Flexible Allocation Fund (the "Fund"), a Puerto Rico trust, approve and adopt the following resolutions:

RESOLVED, that the fiscal year be set with September 30 as the year end; and be it further

RESOLVED, that PricewaterhouseCoopers, LLP is hereby selected as the Fund's independent auditors for the fiscal year ending September 30, 1999; and be it further

RESOLVED, that the Preliminary Prospectus dated December 14, 1998 and the Preliminary Prospectus Supplements dated December 14, 1998 are hereby approved.

IN WITNESS WHEREOF, the undersigned Settlors and Trustees have executed these Resolutions on the date indicated above.

PAINEWEBBER INCORPORATED OF PUERTO RICO, AS SETTLOR OF PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND

By: ______________________
Miguel A. Ferrer
President

POPULAR SECURITIES, INC., AS SETTLOR OF PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND

By: ______________________
Kenneth McGrath
President

BANCO POPULAR DE PUERTO RICO, AS TRUSTEE OF PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND

By: ______________________________
Luis Roberto Cintrón Berríos
Senior Vice President and
Trust Officer

PAINEWEBBER TRUST COMPANY OF PUERTO RICO, AS TRUSTEE OF PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND

By: ______________________________
Carlos Juan Nieves Marrero
Executive Vice President